Exhibit 5.1

Avant Building - Suite 900 | 200 Delaware Avenue | Buffalo, NY 14202-2107 | bsk.com

August 15, 2022

Servotronics, Inc.

1110 Maple Street

PO Box 300

Elma, New York 14059

Attn: Board of Directors

Re:	Registration Statement on Form S-8

Servotronics, Inc.

2022 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Servotronics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 200,000 shares of common stock, $0.20 par value per share of the Company (the “Shares”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2022, which Shares may be issued from time to time in accordance with the terms of the Servotronics, Inc. 2022 Equity Incentive Plan, as amended from time to time (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) certain resolutions adopted by the board of directors of the Company, (iii) the Plan, and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

August 15, 2022

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized award agreements thereunder (the “Award Agreements”) will be, when issued or delivered and sold in accordance with the Plan and the Award Agreements, validly issued, fully paid and nonassessable, provided that the consideration for the Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the Award Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions. In rendering the opinion above, we have assumed that each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee of the Board of Directors.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bond, Schoeneck & King, PLLC